Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135618 on Form S-3 and Registration Statement Nos. 333-175638, 333-198723 and 333-232248 on Form S-8 of our report dated April 28, 2022, relating to the financial statements of Virco Mfg. Corporation appearing in this Annual Report on Form 10-K for the year ended January 31, 2023.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 28, 2023